Exhibit 10.2

Amended and Restated Line of Credit Note

$17,150,000.00
Date:  April 29, 2014

Promise to Pay.  On or before January 15, 2015 (the “Maturity Date”), for value received, SkyMall, LLC (the “Borrower”) promises to pay to SMXE Lending, LLC, whose address is 2525 E. Camelback Road, Suite 850, Phoenix, AZ 85016 (the “Lender”), or order, in lawful money of the United States of America, the sum of Seventeen Million One Hundred Fifty Thousand and No/100 Dollars ($17,150,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days at the “Adjusted LIBOR Rate” (the “Note Rate”) and at the rate of 3.00% Per Annum above the Note Rate upon the occurrence of any default under this Amended and Restated Line of Credit Note (the “Note”), the Credit Agreement (as defined below) or any Related Document (as defined in the Credit Agreement), whether or not the Lender elects to accelerate the maturity of this Note, from the date of such default.  This Note amends, restates, replaces and supersedes in its entirety the Line of Credit Note made September 18, 2013, by the Borrower in favor of the Lender, as heretofore amended (the "Original Note"), is given in substitution for, and not as payment of, the Original Note and is in no way intended to constitute a novation of the Original Note.

Definitions.  As used in this Note, the following terms have the following respective meanings:

“Adjusted LIBOR Rate” means the sum of (i) the Applicable Margin plus (ii) the LIBOR Rate.

“Applicable Margin” means 0.50% Per Annum.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Arizona and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market.

“LIBOR Rate” means, as of any date, the rate of interest published by www.bankrate.com as the London Interbank Offered Rate for a one month period (or, if no such rate is published therein for any reason, then the LIBOR Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Lender), as determined by the Lender on the date of this Note and the first (1st) Business Day of each calendar month thereafter.

If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Lender) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Lender with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Lender to maintain or fund the advances evidenced by this Note, then, upon notice to the Borrower by the Lender, the outstanding principal amount, together with accrued interest and any other amounts payable to the Lender under this Note or the Related Documents shall be repaid immediately upon the Lender’s demand if such change or compliance with such requests, in the Lender’s judgment, requires immediate repayment.

If the Lender determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted LIBOR Rate are not being provided for purposes of determining the interest rate as provided in this Note, then the Lender shall, at the Lender’s option, give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Lender to make advances evidenced by this Note shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each advance evidenced by this Note, together with accrued interest.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

The Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for in this Note together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with this Note or the Related Documents.

Payments of Principal and Interest.  Interest will be computed on the unpaid principal balance from the date of each borrowing.

Until the Maturity Date, the Borrower will pay consecutive monthly installments of interest only on the last Business Day of each month, commencing April 30, 2014.  On the Maturity Date, all outstanding principal and accrued interest hereunder shall be due and payable.  The Borrower may prepay this Note in whole or in part at any time prior to the Maturity Date on at least two (2) Business Day’s notice to Lender.

The Borrower shall make all payments on this Note and the other Related Documents, without setoff, deduction, or counterclaim, to the Lender at the Lender’s address above or at such other place as the Lender may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day.  Payments (including prepayments) shall be allocated among principal, interest and fees at the discretion of the Lender unless otherwise agreed or required by applicable law. Acceptance by the Lender of any payment that is less than the payment due at that time shall not constitute a waiver of the Lender’s right to receive payment in full at that time or any other time.

Late Fee.  Any principal or interest which is not paid within ten (10) days after its due date (whether as stated, by acceleration or otherwise) shall be subject to a late payment charge of five percent (5.00%) of the total payment due, in addition to the payment of interest, up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge.  The Borrower agrees to pay and stipulates that five percent (5.00%) of the total payment due is a reasonable amount for a late payment charge.  The Borrower shall pay the late payment charge upon demand by the Lender or, if billed, within the time specified.

Purpose of Loan.  The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that no advance shall be used for any personal, family or household purpose.  The proceeds of the loan shall be used only to refinance existing indebtedness and for the Borrower’s working capital purposes, as described in Section 4.14 of the Credit Agreement (as defined below).

Credit Agreement.  This Note is subject to that certain Amended and Restated Credit Agreement by and between the Borrower and the Lender, dated April 29, 2014, and all amendments, restatements and replacements thereof (the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid.  The terms and provisions of the Credit Agreement are hereby incorporated and made a part hereof by this reference thereto with the same force and effect as if set forth at length herein.  No reference to the Credit Agreement and no provisions of this Note or the Credit Agreement shall alter or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on this Note as herein prescribed.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Lender. Until the earliest to occur of maturity, any Default, event of Default, or any event that would constitute a Default or event of Default but for the giving of notice, the lapse of time or both, the Borrower may borrow, pay down and reborrow under this Note to the extent provided and subject in all respects to the terms of the Credit Agreement and the Related Documents.

Per Annum.  In this Note the term “Per Annum” means for a year deemed to be comprised of three hundred sixty (360) days.

Miscellaneous.  This Note binds the Borrower and its successors, and benefits the Lender, its successors and assigns.  Any reference to the Lender includes any holder of this Note.  If any one or more of the obligations of the Borrower under this Note or any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction.  Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

[Signature Page to Follow]

Borrower:

Address: 1520 E. Pima Street	SkyMall, LLC
Phoenix, AZ 85034-4639
By: /s/Scott Wiley

Scott Wiley CFO
Printed Name Title

Date Signed: April 29, 2014